                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-12


                                AMPEX CORPORATION
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      1) Title of each class of securities to which transaction applies:
      2) Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      4) Proposed maximum aggregate value of transaction:
      5) Total fee paid:
[  ]  Fee paid previously with preliminary materials.
[  ]  Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1) Amount Previously Paid:
      2) Form, Schedule or Registration Statement No.:
      3) Filing Party:
      4) Date Filed:

                                AMPEX CORPORATION

                                  500 BROADWAY
                         REDWOOD CITY, CALIFORNIA 94063



                                                                  April 27, 2001

To Our Stockholders:

      You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Ampex Corporation, to be held at the Westin St. Francis Hotel, 335 Powell Street, San Francisco, California, on Friday, June 1, 2001 at 9:00 a.m.

      The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of 2001 Annual Meeting of Stockholders and Proxy Statement. A proxy, as well as a copy of the Company's 2001 Annual Report, are included along with the Proxy Statement. These materials are being sent to stockholders on or about April 27, 2001.

      It is important that your shares be represented at the Annual Meeting, whether or not you plan to attend. Accordingly, please take a moment now to complete, sign, date and mail the enclosed proxy.

      We look forward to seeing you at the meeting.

                                   Sincerely,


                                   /s/ Edward J. Bramson
                                   Edward J. Bramson
                                   CHAIRMAN

                                AMPEX CORPORATION
                                  500 Broadway
                         Redwood City, California 94063

                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

      NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Ampex Corporation (the "Company") will be held at the Westin St. Francis Hotel, 335 Powell Street, San Francisco, California, on Friday, June 1, 2001 at 9:00 a.m. for the following purposes:

      1. To elect two Class I directors to serve until the 2004 Annual Meeting of Stockholders and until their successors have been elected and qualified or until their earlier resignation, removal for cause or death. The Board of Directors has nominated Edward J. Bramson and William A. Stoltzfus, Jr. for election as the Class I directors.

      2. To vote on a proposal to ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for the Company for the current fiscal year.

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on April 9, 2001 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                            By Order of the Board of Directors


                                            /s/ Edward J. Bramson
                                            Edward J. Bramson
                                            CHAIRMAN

Redwood City, California
April 27, 2001

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                AMPEX CORPORATION


                                 PROXY STATEMENT

                                 APRIL 27, 2001

      THE ACCOMPANYING PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMPEX CORPORATION, A DELAWARE CORPORATION ("AMPEX" OR THE "COMPANY"), FOR USE AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD AT THE WESTIN ST. FRANCIS HOTEL, 335 POWELL STREET, SAN FRANCISCO, CALIFORNIA, ON FRIDAY, JUNE 1, 2001 AT 9:00 A.M. (THE "2001 ANNUAL MEETING" OR THE "MEETING"). ONLY HOLDERS OF RECORD OF THE COMPANY'S CLASS A COMMON STOCK, $0.01 PAR VALUE PER SHARE (THE "CLASS A STOCK"), AT THE CLOSE OF BUSINESS ON APRIL 9, 2001 WILL BE ENTITLED TO VOTE. THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY WERE FIRST MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 27, 2001. AN ANNUAL REPORT CONTAINING ALL INFORMATION SPECIFIED BY RULE 14A-3 OF THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") WAS MAILED TO EACH STOCKHOLDER CONCURRENTLY WITH A COPY OF THIS PROXY STATEMENT.

                                TABLE OF CONTENTS
                                                                                            PAGE

VOTING RIGHTS..................................................................................2

SOLICITATION AND REVOCABILITY OF PROXIES.......................................................2

COMPANY BACKGROUND.............................................................................2

PROPOSAL NO. 1.................................................................................4
         ELECTION OF CLASS I DIRECTORS.........................................................4

PROPOSAL NO. 2.................................................................................8
         RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS...........................8

REPORT OF THE AUDIT COMMITTEE..................................................................9

SECURITY OWNERSHIP OF CERTAIN
         BENEFICIAL OWNERS AND MANAGEMENT.....................................................10

COMPENSATION OF EXECUTIVE OFFICERS............................................................15

REPORT OF THE COMPENSATION COMMITTEE
         ON EXECUTIVE COMPENSATION............................................................20

COMPANY PERFORMANCE GRAPH.....................................................................23

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................................24

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING.................................................24

OTHER BUSINESS................................................................................25

ANNUAL REPORT ON FORM 10-K....................................................................25

ANNEX A.......................................................................................26
         AUDIT COMMITTEE CHARTER..............................................................26

ENCLOSURE: AMPEX CORPORATION 2000 ANNUAL REPORT

                                  VOTING RIGHTS

      Only holders of record of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Stock"), at the close of business on April 9, 2001 (the "Record Date") are entitled to notice of, and to vote at, the 2001 Annual Meeting. At the close of business on the Record Date, the Company had 58,496,896 shares of Class A Stock outstanding and entitled to vote. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Class A Stock entitled to vote at the Meeting (29,248,449 shares) will constitute a quorum for the transaction of business. On all matters to be voted upon at the Meeting and any adjournment or postponement thereof, each holder of Class A Stock will be entitled to one vote for each share held as of the Record Date. Directors will be elected by a plurality of the votes cast in the election of directors. Shares of Class A Stock may not be voted cumulatively for the election of directors. Approval of Proposal No. 2 will require the affirmative vote of the holders of a majority of the shares of Class A Stock present, in person or by proxy, and entitled to vote at the Meeting.

      If the enclosed proxy is properly signed and returned, the shares represented thereby will be voted. If the stockholder specifies in the proxy how the shares are to be voted, they will be voted as specified. If the stockholder does not specify how the shares are to be voted, they will be voted for the Company's nominees for election to the Board of Directors, and in favor of each of the other items set forth in the accompanying Notice of Meeting. The Company's transfer agent will tabulate all votes cast. Abstentions will be counted as present in determining whether a quorum exists, but will have the same effect as a vote against a proposal (other than with respect to the proposal relating to the election of directors). Shares held by nominees that are present but not voted on a proposal because the nominees were not instructed by the beneficial owner and did not have discretionary voting power ("broker non-votes") will be counted as present in determining whether a quorum exists, but will be disregarded in determining whether a proposal has been approved.

                    SOLICITATION AND REVOCABILITY OF PROXIES

      Proxies in the enclosed form are being solicited by the Company, and the expenses of soliciting such proxies will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, telegraph, facsimile or in person. The Company does not currently expect that it will retain a proxy solicitation firm. Following the original mailing of the proxies and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders of the Company's Class A Stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Class A Stock and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

      Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the 2001 Annual Meeting, or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by: (i) a notice in writing delivered to the Company stating that the proxy is revoked; (ii) a subsequent proxy executed by the person executing the prior proxy and presented at the Meeting; or (iii) attendance at the Meeting and voting in person.

                               COMPANY BACKGROUND

      Ampex is a leading innovator of visual information technology. The Company has traditionally specialized in the development and manufacture of high performance recording products used for the acquisition and processing of data and for the storage of mass computer data, especially images. Recently, in order to capitalize on its expertise and technology in digital video, Ampex began to focus on the development of an Internet video strategy to develop made-for-the-Internet rich media content for delivery over the World Wide Web. In 1999, the Company consolidated its various internal projects, acquisitions and strategic investments into its wholly-owned subsidiary, iNEXTV Corporation ("iNEXTV"). Ampex is seeking to leverage its significant experience in digital video through iNEXTV to become a major provider of Internet video programming, services and technology.

      During its 56-year history, Ampex has developed substantial proprietary technology relating to the electronic storage, processing and retrieval of data, particularly images, certain of which it has elected to patent or seek to patent. Ampex currently holds over 900 patents and patent applications covering digital image-processing and recording technology, and has licensed its patents, primarily for use in videocassette recorders and other consumer products.

      The Company's Internet video businesses are conducted primarily through its iNEXTV subsidiary, which manages the Company's Internet operations, and its Internet Technology Group ("ITG"), which was organized to conduct the research, development and engineering of products and services for the Internet. The iNEXTV network currently includes: iNEXTV ("inextv.com"), which the Company believes is one of the largest producers and aggregators of Internet-specific video content, covering a growing list of lifestyle topics, such as automobiles, exotic travel, fashion, food and wine, current events and entertainment; Alternative Entertainment Network, Inc. ("AENTV" or "AENTV.com"), a producer of web video programming about the entertainment industry; and TV1 Internet Television ("TV1" or "TV1.de"), one of Europe's leading webcasters. During 2000, the Company wrote off certain of its Internet investments and consolidated certain Internet operations and websites in order to be able to focus on those operations that it believes will offer better long term opportunities. iNEXTV's active Internet operations are at an early stage of development, and have not yet produced significant revenues. Accordingly, these operations involve a material risk of loss, and can be expected to be unprofitable for a substantial period of time.

      As of year-end 2000, Ampex determined to discontinue the operations of MicroNet Technology, Inc. ("MicroNet"), its subsidiary which manufactured disk arrays and related storage products, and to establish a reserve for the costs of closure. Accordingly, the operations of MicroNet have been classified as "Discontinued Operations" for all periods presented. MicroNet's principal disk storage products included Genesis disk array systems and SanCube, a storage area network peripheral equipped with fiber channel to support the Apple Computer market. In February 2000, the Company announced plans to sell Ampex Data Systems Corporation ("Data Systems" or "ADSC"), a subsidiary which is engaged in the manufacture and sale of high performance mass data storage and instrumentation recorders and systems. The Company continues to operate Data Systems as it had in the past but, for accounting purposes, has accounted for this subsidiary's operations as a "Business Held for Sale" for all periods presented. Data Systems products are sold primarily for use in digital archives of television broadcasters and in government intelligence gathering activities. The Company has not yet entered into a contract to sell Data Systems, and there can be no assurance that a contract will be entered into or as to the terms or timing of any sale. Following the planned sale of Data Systems, Ampex's principal business operations will be conducted by Ampex's intellectual property licensing department, its ITG group and its subsidiary iNEXTV.

      References to "Ampex" or the "Company" include subsidiaries and predecessors of Ampex Corporation, unless the context indicates otherwise.

                                 PROPOSAL NO. 1

                          ELECTION OF CLASS I DIRECTORS

BACKGROUND

      The number of directors comprising the Company's full Board of Directors is five, divided into three classes, designated Class I, Class II and Class III. The Class I directors to be elected at the 2001 Annual Meeting (Edward J. Bramson and William A. Stoltzfus, Jr.) will serve for three-year terms that will expire at the 2004 Annual Meeting of Stockholders. The Class II director (Douglas T. McClure, Jr.) was elected at the 1999 Annual Meeting of Stockholders for a three-year term that will expire at the 2002 Annual Meeting of Stockholders. The Class III directors (Craig L. McKibben and Peter Slusser) were elected at the 2000 Annual Meeting of Stockholders for three-year terms that will expire at the 2003 Annual Meeting. A director may not be removed from office before the expiration of his elected term except for cause, and only with the approval of the holders of at least 80% of the Company's voting stock.

      The Company's current Class I directors, Messrs. Bramson and Stoltzfus, have been nominated by the Board for reelection as the Class I directors. Following the 2001 Annual Meeting, the Company will have two Class I directors, one Class II director and two Class III directors constituting the full Board.

ELECTION OF CLASS I DIRECTORS

      At the 2001 Annual Meeting, stockholders will elect two Class I directors who will hold office until the 2004 Annual Meeting of Stockholders and until their successors have been elected and qualified or until their earlier resignation, removal for cause or death. The Class I directors will be elected by a plurality vote of the holders of Class A Stock represented and voting at the Meeting. Shares represented by the accompanying proxy will be voted for the election of the nominees recommended by the Company's management, unless the proxy is marked in such a manner as to withhold authority to so vote. If a nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware that any of its nominees will be unable to, or for good cause will not, serve as a director.

DIRECTORS/NOMINEES

      Certain information concerning the Company's incumbent directors, as well as the nominees for election as Class I directors, is set forth below.


                                                                                                            DIRECTOR
           NAME OF DIRECTOR                  AGE                     PRINCIPAL OCCUPATION                     SINCE
           ----------------                  ---                     --------------------                     -----
      CLASS I DIRECTORS/NOMINEES:

Edward J. Bramson(1)(3)                      50        Director, Chairman of the Board and Chief              1992
                                                       Executive Officer of the Company

William A. Stoltzfus, Jr.(2)(3)(4)           76        Retired Vice President, Chemical Bank                  1992

          CLASS II DIRECTOR:

Douglas T. McClure, Jr.(2)(3)(4)             48        Managing Director, The Private Merchant                1995
                                                       Banking Company

         CLASS III DIRECTORS:

Craig L. McKibben(1)                         50        Director, Vice President, Chief Financial              1992
                                                       Officer and Treasurer of the Company

Peter Slusser(2)(3)(4)                       71        President and Chief Executive Officer,                 1992
                                                       Slusser Associates, Inc.


----------------------------

(1)  Member of Executive Committee.
(2)  Member of Audit Committee.
(3)  Member of Compensation Committee.
(4)  Member of Stock Incentive Plan Committee.

CLASS I DIRECTORS

      Edward J. Bramson is Chairman of the Board and Chief Executive Officer of the Company. He has been an officer and director of the Company since 1987, and since January 1991 has been Chief Executive Officer of the Company. Mr. Bramson also serves as President of each of Ampex Holdings Corporation and iNEXTV Corporation, and as Assistant Secretary of Ampex Data Systems Corporation, which is being held for sale. Mr. Bramson is a director of each such subsidiary and of Ampex Finance Corporation (a subsidiary of Ampex). He is also the Chairman and Chief Executive Officer of Sherborne Holdings Incorporated, Sherborne & Company Incorporated and Sherborne Investments Corporation, a limited partner of Newhill Partners, L.P., and the managing member of SH Securities Co., L.L.C. These entities, which are private investment holding companies, may be deemed to be affiliates of the Company. Mr. Bramson is also a director of Hillside Capital Incorporated, a private industrial holding company with which he has been associated since 1976.

      William A. Stoltzfus, Jr. has been a director of the Company since September 1992. Mr. Stoltzfus was a Vice President of Chemical Bank from 1984 through his retirement in 1992, where he was responsible for marketing the bank's products in the Middle East. From 1972 to 1976, Mr. Stoltzfus was the U.S. Ambassador to Kuwait.

CLASS II DIRECTOR

      Douglas T. McClure, Jr., the Class II director, has been a director of the Company since February 1995. Mr. McClure is a Managing Director of The Private Merchant Banking Company, a position he has held since February 1996. From 1992 to 1994, he was a Managing Director of New Street Capital Corporation, a merchant banking firm, and from 1987 to 1992, he was a Managing Director of Drexel Burnham Lambert Incorporated.

CLASS III DIRECTORS/NOMINEES

      Craig L. McKibben is Vice President, Chief Financial Officer and Treasurer of the Company. Mr. McKibben has been an officer and a director of the Company since 1989. He also serves in the following capacities with other Company subsidiaries: director, Vice President and Treasurer of Ampex Holdings Corporation and iNEXTV Corporation; Vice President and Treasurer of Ampex Data Systems Corporation (which is being held for sale); director and Vice President of Ampex Finance Corporation; and Treasurer of Alternative Entertainment Network, Inc. Mr. McKibben is also Vice President and a director of Sherborne Holdings Incorporated and of Sherborne & Company Incorporated. From 1983 to 1989, he was a partner at the firm of Coopers & Lybrand L.L.P., a predecessor of PricewaterhouseCoopers LLP, independent public accountants.

      Peter Slusser has been a director of the Company since March 1992. Since July 1988, Mr. Slusser has been the President and Chief Executive Officer of Slusser Associates, Inc., a private investment banking company, and the President and Chief Executive Officer of GBH Investments, Inc., a private investment company. From December 1975 to March 1988, he was Managing Director and Head of Mergers and Acquisitions for PaineWebber Incorporated. Mr. Slusser is currently a director of Tyco International Ltd., a global manufacturer, installer and distributor of a wide range of products and systems, and of Sparton Corporation, an undersea defense products and electronics contract manufacturer. He is also a director of Sherborne Holdings Incorporated.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EDWARD J. BRAMSON AND WILLIAM A. STOLTZFUS, JR. AS CLASS I DIRECTORS.

BOARD AND COMMITTEE MEETINGS

      During the year ended December 31, 2000, the Board of Directors met eight times. Each director who served on the Board during fiscal 2000 attended at least 75% of all Board meetings and meetings of Board committees on which he served, during the periods in fiscal 2000 that he served.

      Standing committees of the Board include an Executive Committee, an Audit Committee, a Compensation Committee, a Stock Incentive Plan Committee and a Stock Bonus Plan Committee. The Board does not have a nominating committee or a committee performing a similar function.

      Messrs. Bramson and McKibben are currently members of the Executive Committee. The Executive Committee generally is authorized to exercise all power and authority of the Board to the extent permitted by Delaware law, except for amending the Company's Certificate of Incorporation or Bylaws, issuing stock or taking certain actions relating to a corporate merger, consolidation or dissolution. The Executive Committee did not meet during fiscal 2000.

      Messrs. McClure, Slusser and Stoltzfus are currently the members of the Audit Committee. The functions of the Audit Committee are described below under the heading "Report of the Audit Committee." The Audit Committee met six times during fiscal 2000.

      Messrs. Bramson, McClure, Slusser and Stoltzfus are currently the members of the Compensation Committee. The Compensation Committee determines salaries and other compensation for the Company's executive officers (except for compensation under the 1992 Stock Incentive Plan and the 2000 Stock Bonus Plan, which is determined by the Stock Incentive Plan Committee and the Stock Bonus Plan Committee, respectively), with Mr. Bramson abstaining from decisions with respect to his own compensation. The Compensation Committee met four times during fiscal 2000.

      Messrs. McClure and Stoltzfus are currently the members of the Stock Incentive Plan Committee. The function of the Stock Incentive Plan Committee is to administer the Company's 1992 Stock Incentive Plan and any successor or additional stock incentive plans. The Stock Incentive Plan Committee met nine times during fiscal 2000.

      Messrs. McClure and Stoltzfus are currently the members of the Stock Bonus Plan Committee. The Stock Bonus Plan Committee administers and has the power to interpret the Company's 2000 Stock Bonus Plan. Upon recommendation of the Company's management, the Stock Bonus Plan Committee has the power to determine the individuals eligible to receive awards under the 2000 Stock Bonus Plan, and the terms of those awards, subject to the limits set forth in the 2000 Stock Bonus Plan. The Stock Bonus Plan Committee did not meet during fiscal 2000.

DIRECTORS' COMPENSATION

      Directors who are officers of the Company receive no additional compensation for serving on the Board of Directors or any Board committee. For 2000, the Company paid a quarterly retainer to non-employee directors of $5,000 each for service on the Board and Board committees. The Company also granted to each non-employee director a nonqualified option to acquire 5,000 shares of Class A Stock, at an exercise price of $2.0625 per share. Such options will become vested in full on the date of the 200l Annual Meeting, and will expire 15 months thereafter.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

      During fiscal 2000, Messrs. Bramson, McClure, Slusser and Stoltzfus served as members of the Compensation Committee of the Company's Board of Directors. Mr. Bramson, the Company's Chairman and Chief Executive Officer, does not participate in decisions of the Compensation Committee with respect to his own compensation. During fiscal 2000, Mr. McKibben was an executive officer of the Company and a director of Sherborne Holdings Incorporated ("SHI") and Sherborne & Company Incorporated ("SCI"), each of which, during 2000, had an executive officer (Mr. Bramson) who served as a director of the Company and on its Compensation Committee. In addition, during fiscal 2000, Mr. Bramson was an executive officer of the Company, a director of SHI, SCI and Sherborne Investments Corporation, and the managing member of SH Securities Co., LLC. During fiscal 2000, each of these entities had an executive officer (Mr. McKibben) who served as a director of the Company. See "Certain Relationships and Related Transactions."

                                 PROPOSAL NO. 2

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Company has selected PricewaterhouseCoopers LLP ("PWC") as its principal independent accountants to perform the audit of the Company's financial statements for fiscal 2001, and the stockholders are being asked to ratify this selection. PWC and its predecessors have audited the financial statements of the Company and its predecessors since 1987.

      Representatives of PWC are expected to be present at the Meeting, will be given an opportunity to make a statement at the Meeting if they desire to do so, and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the Company's outstanding shares of Class A Stock represented and voting at the Meeting is required for approval of this Proposal.

AUDIT FEES

      PWC billed the Company an aggregate of $252,050 in fees for professional services rendered for the audit of the Company's annual financial statements for its fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal 2000. These audit fees included PWC's audits of the Company's subsidiaries.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      There were no fees billed by PWC for professional services rendered to the Company or any of its subsidiaries or affiliates in connection with the design and implementation of financial information systems for fiscal 2000.

ALL OTHER FEES

      PWC billed the Company an aggregate of $50,500 in fees for all services rendered to the Company, other than the services described above under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees." These services were primarily related to the following:

      o audits of the Ampex Systems Corporation Savings Plan and the Ampex Systems Corporation Employees' Retirement Plan; and

      o tax preparation fees for the Company's foreign subsidiary, Ampex Great Britain Limited.

      The Audit Committee has determined that the services described above are compatible with maintaining PWC's independence from the Company.

                          REPORT OF THE AUDIT COMMITTEE

NOTE: THE INFORMATION CONTAINED IN THIS REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL, OR TO BE FILED WITH THE SEC, OR TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 (EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE IN SUCH FILING), NOTWITHSTANDING ANY INCORPORATION BY REFERENCE OF ANY OTHER PORTIONS OF THIS PROXY STATEMENT.

      The Audit Committee of the Board of Directors acts under a charter adopted by the Board on June 9, 2000, a copy of which is attached as Annex A to this Proxy Statement. The Audit Committee is composed of three independent directors, as defined in its charter and under the new American Stock Exchange listing standards. Craig L. McKibben serves as the Secretary of the Audit Committee, but is not a member.

      The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the Company's financial reporting process. As set forth in its charter, the Audit Committee reviews:

      o     the Company's financial reports and other information;

      o the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics established by management and the Board; and

      o the Company's auditing, accounting and financial reporting processes generally.

      Consistent with these responsibilities, the Audit Committee's goal is to provide an open avenue of communication among the Company's independent accountants, management and the Board. Among other things, the Audit Committee is authorized to recommend the Company's independent accountants and the scope of their audit.

      In this context, the Committee has reviewed and discussed the Company's audited financial statements for its fiscal year 2000 (the "2000 Financial Statements") with management and with PricewaterhouseCoopers LLP, the Company's independent auditors ("PWC"). Management represented to the Committee that the 2000 Financial Statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with PWC the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380).

      The Audit Committee has received from PWC the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PWC its independence from the Company.

      Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the 2000 Financial Statements be included in its Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors also have recommended, subject to shareholder approval, the selection of PWC as the Company's independent auditors for fiscal 2001.

                             AUDIT COMMITTEE
                             Peter Slusser, Chairman
                             Douglas T. McClure, Jr.
                             William A. Stoltzfus, Jr.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

GENERAL

      As of the date of this Proxy Statement, the Company's authorized capital stock consists of Class A Stock, Class C Common Stock, par value $0.01 per share (the "Class C Stock"), and Preferred Stock, par value $1.00 per share (the "Preferred Stock"). The Class A Stock and Class C Stock are sometimes collectively called the "Common Stock." On the Record Date, there were 58,496,896 shares of Class A Stock outstanding and no shares of Class C Stock outstanding. The holders of Class A Stock are entitled to elect all members of the Board. The holders of Class C Stock are not entitled to any voting rights, except as required by law. Shares of Class C Stock are convertible into Class A Stock under certain circumstances.

      The Company's authorized Preferred Stock includes three series, designated as the 8% Noncumulative Preferred Stock (the "Noncumulative Preferred Stock"); the 8% Noncumulative Convertible Preferred Stock (the "Convertible Preferred Stock"); and the 8% Noncumulative Redeemable Preferred Stock (the "Redeemable Preferred Stock"). As of the close of business on the Record Date, there were no shares of Noncumulative Preferred Stock outstanding, 1,125 shares of Convertible Preferred Stock outstanding and 16,635 shares of Redeemable Preferred Stock outstanding. Shares of Noncumulative Preferred Stock and Redeemable Preferred Stock are not convertible into Common Stock. Each share of Convertible Preferred Stock is convertible, at the option of the holder thereof, into 500 shares of Class A Stock, based on a conversion price of $4.00 per share, subject to adjustment under certain circumstances. The holders of Preferred Stock are not entitled to any voting rights, except as required by law and in the specific circumstances set forth in the Certificates of Designations, Preferences and Rights governing each series of Preferred Stock. In the event that (and for so long as) the Company shall have failed to discharge any mandatory redemption obligation with respect to either the Convertible Preferred Stock or the Redeemable Preferred Stock, the Company's Board of Directors will be increased by one director and the holders of all shares of such Preferred Stock, voting as a single class, will be entitled to elect such additional director.

      As of the Record Date, there were 823 record holders of Class A Stock (reflecting approximately 20,002 beneficial owners), no record holders of Class C Stock, no record holders of Noncumulative Preferred Stock, two record holders of Convertible Preferred Stock and 15 record holders of Redeemable Preferred Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information regarding the beneficial ownership of the Company's voting securities by each person known by the Company to be the beneficial owner of more than 5% of the Company's voting securities as of the Record Date. Class C Stock, Convertible Preferred Stock and Redeemable Preferred Stock are nonvoting and are not reflected in the table below. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. However, as indicated by the notes following the table, certain shares are deemed to be beneficially owned by more than one person or entity as a result of attribution of ownership among affiliated persons and entities.

                                                                              AMOUNT AND
                                                                               NATURE OF             PERCENTAGE
                                       NAME AND ADDRESS OF                    BENEFICIAL              OF CLASS
      TITLE OF CLASS                     BENEFICIAL OWNER                      OWNERSHIP              --------
      --------------                     ----------------                      ---------
Class A Stock,               Edward J. Bramson(1)                              8,913,883                       15.2%
  $0.01 par value
                             Craig L. McKibben(2)                              3,419,678                        5.8%

                             Ampex Retirement Master Trust(3)                  2,811,272                        4.8%



--------------------------

(1) Edward J. Bramson is Chairman of the Board and Chief Executive Officer of the Company. His address is 135 East 57th Street, 32nd Floor, New York, New York 10022. Mr. Bramson has stated, in certain filings with the SEC pursuant to Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that he disclaims, or does not admit, beneficial ownership of certain shares shown in the table above for purposes of Sections 13(d), 13(g) and 16 of the Exchange Act, or otherwise. Mr. Bramson is the controlling stockholder of Sherborne Investments Corporation ("SIC"), controls SH Securities Co., LLC, a limited liability company ("SHLLC"), and serves as co-administrator of the Ampex Retirement Master Trust (the "Ampex Trust") (see Note 3 below). Mr. Bramson is also the controlling stockholder of Sherborne & Company Incorporated ("SCI"). SCI is the general partner of a partnership that controls the voting stock of Sherborne Holdings Incorporated ("SHI"). Accordingly, Mr. Bramson may be deemed to own beneficially all shares of Class A Stock beneficially owned, directly or indirectly, by SIC, SHLLC, the Ampex Trust, SCI and SHI. However, Mr. Bramson has no pecuniary interest in the shares held by the Ampex Trust, and has stated in filings with the SEC under Section 13(d) of the Exchange Act that he expressly disclaims any beneficial interest in such shares. The number of shares of Class A Stock shown in the table as beneficially owned by Mr. Bramson includes the following: 2,505,410 shares owned by Mr. Bramson directly; 2,500 shares subject to outstanding vested options held by Mr. Bramson under the Company's 1992 Stock Incentive Plan; 1,850,000 shares beneficially owned by SIC; 400,000 shares beneficially owned by SHLLC; 2,811,272 shares reported in the table as beneficially owned by the Ampex Trust; 31,479 shares beneficially owned by SCI; 1,098,566 shares beneficially owned by SHI and a subsidiary of SHI (of which 150,000 shares are subject to an option granted by SHI to Craig L. McKibben); and 214,656 shares beneficially owned by Craig L. McKibben (see Note 2), with respect to which SHI holds a proxy. Of the total shares reported as beneficially owned, Mr. Bramson shares voting power with respect to 214,656 shares, and shares investment power with respect to 2,811,272 shares.

(2) Craig L. McKibben is a director and executive officer of the Company. His address is 135 East 57th Street, 32nd Floor, New York, New York 10022. Mr. McKibben has stated, in certain filings with the SEC pursuant to Sections 13(d) and 16(a) of the Exchange Act, that he disclaims, or does not admit, beneficial ownership of certain shares shown in the table above for purposes of Sections 13(d), 13(g) and 16 of the Exchange Act, or otherwise. Mr. McKibben serves as co-administrator of the Ampex Trust (see
      Note 3 below) and, accordingly, Mr. McKibben may be deemed to own beneficially all shares of Common Stock beneficially owned by such trust. However, he has no pecuniary interest in the shares held by the Ampex Trust and has stated in filings with the SEC under Section 13(d) of the Exchange Act that he expressly disclaims any beneficial interest in such shares. The number of shares of Class A Stock shown in the table as beneficially owned by Mr. McKibben includes the following: 214,656 shares owned by Mr. McKibben directly; 393,750 shares subject to outstanding options held by Mr. McKibben under the Company's 1992 Stock Incentive Plan (of which 236,600 such options are currently exercisable or will become exercisable within 60 days of the Record Date); 150,000 shares subject to outstanding options granted to Mr. McKibben by SHI; and

      2,811,272 shares reported in the table as beneficially owned by the Ampex Trust. Of the total shares reported as beneficially owned, Mr. McKibben shares voting power with respect to 214,656 shares and shares investment power with respect to 2,811,272 shares.

(3) The Ampex Retirement Master Trust (the "Ampex Trust") is a pension trust holding assets for the Ampex Corporation Employees' Retirement Plan and the Quantegy Media Corporation (formerly Ampex Media Corporation) Retirement Plan. Its address is c/o State Street Bank and Trust Company, Master Trust Services, W5A, One Enterprise Drive, North Quincy, Massachusetts 02171. The number of shares of Class A Stock shown in the table as beneficially owned by the Ampex Trust includes 2,811,272 outstanding shares and 187,500 shares issuable upon conversion of the 375 shares of Convertible Preferred Stock held by the Ampex Trust. Investment power with respect to all shares shown in the table is shared by Mr. Bramson and Mr. McKibben. See Notes 1 and 2 above.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth certain information as to each class of outstanding equity securities of the Company beneficially owned as of the Record Date by: (i) each director and nominee; (ii) the Company's Chief Executive Officer and the other four most highly compensated executive officers who were officers as of December 31, 2000; and (iii) all current directors and executive officers as a group. No executive officer or director of the Company owns securities of any parent or subsidiary of the Company (other than directors' qualifying shares), except as indicated in the footnotes to the table below. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The inclusion of any shares for any stockholder in the table below shall not be deemed an admission that such stockholder is, for any purpose, the beneficial owner of such shares. An asterisk denotes beneficial ownership of less than 1% of the class of securities indicated.


                                                                        AMOUNT AND
                                                                         NATURE OF
                                                                        BENEFICIAL
                                            NAME OF                      OWNERSHIP         PERCENTAGE
      TITLE OF CLASS                    BENEFICIAL OWNER                 ---------          OF CLASS
      --------------                    ----------------                                    --------

Class A Stock,              Edward J. Bramson(1)                             8,913,883        15.2%
  $0.01 par value
                            Craig L. McKibben(2)                             3,419,678        5.8%

                            Douglas T. McClure, Jr.(3)                          17,500          *

                            Peter Slusser(3)                                     7,500          *

                            William A. Stoltzfus, Jr.(3)                         8,500          *

                            Robert L. Atchison(4)                              267,510          *

                            K. Michael Cooper(5)                               255,750          *

                            Joel D. Talcott (6)                                249,100          *

                            All current directors and
                              executive officers as a group (7)             10,113,493        16.9%


Convertible                 Edward J. Bramson(1)                                   375        33.3%
  Preferred Stock,
  $1.00 par value           Craig L. McKibben(2)                                   375        33.3%

                            All current directors and
                              executive officers as a group                        375        33.3%


Redeemable                  Edward J. Bramson(1)                                   634        3.8%
  Preferred Stock,
  $1.00 par value           Craig L. McKibben(2)                                   634        3.8%

                            All current directors and
                              executive officers as a group                        634        3.8%


------------------------------

(1) See Note 1 under the "Security Ownership of Certain Beneficial Owners" table above. The shares of Convertible Preferred Stock and Redeemable Preferred Stock reported in this table are held by the Ampex Trust. Mr. Bramson serves as co-administrator of this trust.

(2) See Note 2 under the "Security Ownership of Certain Beneficial Owners" table above. The shares of Convertible Preferred Stock and Redeemable Preferred Stock reported in this table are held by the Ampex Trust. Mr. McKibben serves as co-administrator of this trust.

(3) Includes 5,000 shares subject to outstanding options, all of which are currently exercisable or will become exercisable within 60 days of the Record Date.

(4) Includes 15,000 shares owned directly by Mr. Atchison; 3,000 shares held by him in a custodial account for a minor grandchild (with respect to which he has stated in filings with the SEC under Section 13(d) of the Exchange Act that he expressly disclaims beneficial ownership); and 249,510 shares subject to outstanding options granted under the 1992 Stock Incentive Plan, of which 232,050 such options are currently exercisable or will become exercisable within 60 days of the Record Date.

(5) Includes 243,750 shares subject to outstanding options granted under the 1992 Stock Incentive Plan, of which 149,064 such options are currently exercisable or will become exercisable within 60 days of the Record Date.

(6) Includes 216,350 shares subject to outstanding options granted under the 1992 Stock Incentive Plan, of which 109,200 such options are currently exercisable or will become exercisable within 60 days of the Record Date.

(7) Includes an aggregate of 1,120,860 shares subject to outstanding options, of which 729,414 such options are currently exercisable or will become exercisable within 60 days of the Record Date, and 187,500 shares issuable upon conversion of the 375 shares of Convertible Preferred Stock held by the Ampex Trust. Shares that are deemed beneficially owned by both Mr. Bramson and Mr. McKibben are counted only once in the total shares reported. See Notes 1 and 2 above, and Note 3 under the "Security Ownership of Certain Beneficial Owners" table, above.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors, and certain stockholders owning more than 10% of any class of the Company's equity securities ("10% Stockholders") to file reports with the SEC indicating their ownership of securities of the Company and any changes in such ownership. Executive officers, directors and 10% Stockholders are required to provide copies of these reports to the Company. Based on a review of copies of all such reports filed with respect to fiscal 2000 and furnished to the Company, as well as certain written representations provided to the Company by executive officers, directors and certain 10% Stockholders, all such reports required to be filed with respect to fiscal 2000 have been filed in a timely manner.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

      The following table summarizes the compensation earned by or paid to the Company's Chief Executive Officer and the other four most highly compensated executive officers during 2000 who were officers as of December 31, 2000 (collectively, the "Named Executives") for their services to the Company and its subsidiaries during fiscal 2000, 1999 and 1998. The Company does not have employment contracts with any of the Named Executives. See "Termination of Employment and Change-in-Control Arrangements," below.

                           SUMMARY COMPENSATION TABLE

                                                                              Long-Term Compensation
                                                                              ----------------------------------------------------

                                   Annual Compensation                      Awards                     Payouts
                                   -----------------------------------------------------------------------------------------------
                                                                                                            Long
                                                                  Other                   Securities        Term         All Other
                                                                  Annual     Restricted   Underlying      Incentive       Compen-
Name and                                               Bonus     Compen-        Stock      Options/         Plan          sation
PRINCIPAL POSITION          YEAR      SALARY($)         ($)     SATION ($)     AWARDS     SARS(#)(1)     PAYOUTS($)       ($)(2)
------------------          ----      ---------         ---     ----------     ------     ----------     ----------       ------

Edward J. Bramson,          2000       $165,008          $  0          0       0                  0               0             0
   Chairman and             1999        165,008             0          0       0                  0               0             0
   Chief Executive          1998        155,008             0          0       0                  0               0             0
   Officer(3)

Robert L. Atchison,         2000        178,500       161,500          0       0                  0               0         4,000
   Vice President           1999        178,500       147,351          0       0             25,000               0         4,000
                            1998        178,500        69,000          0       0            151,000                         4,000

K. Michael Cooper,          2000        200,004        50,000          0       0             50,000               0         4,000
   Vice President(4)        1999        200,004        50,000          0       0            125,000               0         2,400
                            1998        104,810        20,000          0       0            125,000               0             0

Craig L. McKibben,          2000        186,845       l30,000          0       0            150,000               0             0
    Vice President,         1999        186,845        60,000          0       0                  0               0             0
    Treasurer and Chief     1998        172,030       135,000          0       0            169,000               0             0
    Financial Officer

Joel D. Talcott,            2000        170,508       145,261          0       0            100,000               0         4,000
   Vice President  and      1999        170,359       134,792          0       0             20,000               0         4,000
   Secretary                1998        156,971       108,820          0       0             49,000               0         4,000

--------------------------

(1) On November 6, 1998, the Stock Incentive Plan Committee of the Board of Directors authorized the Company to allow the holders of certain "out of the money" stock options to voluntarily cancel those options in exchange for an equivalent number of new options with exercise prices of $1.0625 (the fair market value of the Company's Class A Stock on November 6,
      1998), but with different vesting and expiration schedules. Accordingly:

      (i) all of the options granted to Mr. Atchison in 1998 were granted in exchange for the cancellation of the same number of options.

      (ii) all of the options granted to Mr. Cooper in 1998 were granted in exchange for the cancellation of the same number of options.

      (iii) all of the options granted to Mr. McKibben in 1998 were granted in exchange for the cancellation of the same number of options.

      (iv) all of the options granted to Mr. Talcott in 1998 were granted in exchange for the cancellation of the same number of options.

(2) All amounts disclosed under "All Other Compensation" consist of matching Company contributions under the Ampex Savings Plan, which is an employee-contributory savings incentive plan intended to qualify under
      Section 401(k) of the Internal Revenue Code.

(3) Mr. Bramson's salary for 2000, 1999 and 1998 reflects a voluntary reduction of $10,000, $10,000 and $20,000, respectively, in order to make funds available for 2000, 1999 and 1998 bonuses to other employees.

(4)   Mr. Cooper was hired by the Company on June 17, 1998.

TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

      Each Named Executive except Mr. Bramson is party to an Employment Security Letter pursuant to which he is entitled to continuation of salary, average bonus and medical and insurance benefits for 24 months following a "change in control" of the Company (as defined in the Employment Security Letter) in which he is terminated, his compensation and benefits are reduced to less than 90% of then-current compensation and benefits or he is relocated to a work location more than 50 miles from his current work location. Such benefits are subject to deferral or reduction as necessary to avoid excise tax under Section 4999 of the Internal Revenue Code and to ensure deductibility under Section 280G of the Internal Revenue Code, and will cease if the Named Executive accepts employment with a company engaged in business similar to the Company's business.

OPTION/SAR GRANTS

      The following table describes the options to purchase shares of the Company's Class A Stock granted to the Company's Named Executives during fiscal 2000 and the potential value of such options at the end of their terms, assuming certain levels of stock price appreciation.

                        OPTION/SAR GRANTS IN FISCAL 2000


                                                                                                  POTENTIAL
                                                                                             REALIZABLE VALUE AT
                                                                                               ASSUMED ANNUAL
                                                                                            RATES OF STOCK PRICE
                                                                                                APPRECIATION
                                  INDIVIDUAL GRANTS (1)                                    FOR OPTION TERM (1)(2)
-------------------------------------------------------------------------------------------------------------------

                                       % OF TOTAL
                       NUMBER OF         OPTIONS/
                       SECURITIES          SARS
                       UNDERLYING       GRANTED TO        EXERCISE
                        OPTIONS/         EMPLOYEES        OR BASE
                          SARS           IN FISCAL         PRICE         EXPIRATION
          NAME        GRANTED (#)         YEAR (3)        ($/SHARE)         DATE           5% ($)          10% ($)
          ----        -----------         --------        ---------         ----           ------          -------

Edward J. Bramson            0                 -                -              -               -               -

Robert L. Atchison           0                 -                -              -               -               -

K. Michael Cooper       50,000(4)             4.11%           $ 1.56       10/17/02       $  12,353        $ 25,663

Craig L. McKibben      150,000(4)            12.32%           $ 1.56       10/17/02       $  37,060        $ 76,988

Joel D. Talcott        100,000(4)             8.22%           $ 1.56       10/17/02       $  24,707        $ 51,325

-------------------------------

(1) All options are nonqualified stock options granted pursuant to the Company's 1992 Stock Incentive Plan. Upon exercise, the Company may elect to pay cash to the holder for all or part of his options, rather than issuing shares of Class A Stock. All options were granted with an exercise price greater than or equal to the fair market value on the date of grant.

(2) Potential realizable values reflect the difference between the option exercise price on the date of grant and the fair market value of the Company's Class A Stock at the end of the option term, assuming 5% and 10% compounded annual appreciation of the stock price from the date of grant until the expiration of the option. The 5% and 10% appreciation rates are assumed pursuant to rules promulgated by the SEC and do not reflect actual historical or projected rates of appreciation of the Class A Stock. Assuming such appreciation, on October 17, 2002, the per share value for the options granted to Messrs. Cooper, McKibben and Talcott would be $1.74 at 5% or $1.94 at 10% (based on a fair market value of $1.56 on July 17, 2000, which was the grant date for the options granted to them that are listed in the table above). The foregoing values do not reflect appreciation actually realized by the Named Executives. See "Option/SAR Exercises and Values," below.

(3) For purposes of calculating these percentages, the total number of options granted to all employees in fiscal 2000 was 1,217,200.

(4) These options will become exercisable as to 34% of the shares on July 17, 2001 and as to an additional 8.25% each quarter thereafter until July 17, 2003, and will expire as to equivalent percentages of underlying shares 15 months after the applicable vesting date for such shares.

OPTION/SAR EXERCISES AND VALUES

      The following table provides certain information concerning the exercise of stock options during 2000 and the value of unexercised options to purchase shares of the Company's Class A Stock held by the Company's Named Executives as of December 31, 2000.

               AGGREGATED OPTION/SAR EXERCISES IN FISCAL 2000 AND
                        FISCAL YEAR END OPTION/SAR VALUES

                                                                       NUMBER OF                            VALUE OF
                                                                 SECURITIES UNDERLYING                    UNEXERCISED
                                                                      UNEXERCISED                         IN-THE-MONEY
                                                                    OPTIONS/SARS AT                     OPTIONS/SARS AT
                                                                    FISCAL YEAR END                    FISCAL YEAR END(1)
                                                           ---------------------------------------------------------------------

                              SHARES           VALUE
                           ACQUIRED ON       REALIZED
          NAME             EXERCISE (#)         ($)         EXERCISABLE      UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
          ----             ------------         ---         -----------      -------------       -----------      -------------

Edward J. Bramson               0               $0             2,500                0                $0                 $0

Robert L. Atchison               0              $0             235,074           14,436              $0                 $0

K. Michael Cooper             10,000         $3,125.00         142,190           101,560             $0                 $0

Craig L. McKibben                0              $0             243,750           150,000             $0                 $0

Joel D. Talcott                4,250         $1,328.12         108,100           108,250             $0                 $0

------------------------
(1) The fair market value per share of Class A Stock on December 31, 2000 was $0.375, based on the closing price on the American Stock Exchange (as reported by an on-line quotation service) on December 31, 2000, which was the last trading day of the year.

PENSION PLAN

      The Company maintains an Employees' Retirement Plan for its employees (the "Retirement Plan"). The Retirement Plan is a defined benefit plan under which a participant's annual post-retirement pension benefit is generally determined by the employee's years of credited service as determined under the Retirement Plan ("Credited Service") and his or her average annual earnings during the highest 60 consecutive months of the last 120 consecutive months of service ("Final Average Annual Compensation"). Effective February 1, 1994, the accrual of additional benefits under the Retirement Plan was discontinued by providing that a participant's benefits will be determined on the basis of Credited Service and Final Average Annual Compensation accrued to the earlier of termination of employment or January 31, 1994. There are no employee contributions under the Retirement Plan. Under applicable Internal Revenue Code limits, the maximum annual benefit payable under the Retirement Plan, as of January 1, 2000, is $140,000, assuming that payments are made on a straight life or qualified joint and survivor basis, beginning at age 65.

      The following table describes the estimated annual benefits payable upon retirement under the Retirement Plan at specified compensation levels and for specified years of Credited Service. As indicated above, Final Average Annual Compensation and Years of Credited Service for each employee were frozen during 1994.

                               PENSION PLAN TABLE


   FINAL AVERAGE
       ANNUAL
    COMPENSATION                                            YEARS OF CREDITED SERVICE
-------------------- -------------------------------------------------------------------------------------------------------


                           15               20                25                 30                35                     40
                           --               --                --                 --                --                     --

       125,000               $25,200           $33,500           $41,900            $50,300          $ 58,700      $ 67,100
       150,000                30,400            40,500            50,700             60,800            70,900        81,100
       175,000                35,700            47,500            59,400             71,300            83,200        95,100
       200,000                40,900            54,500            68,200             81,800            95,400       109,100
       225,000                44,900            59,900            74,900             89,900           104,900       119,800
       250,000                44,900            59,900            74,900             89,900           104,900       119,800
       300,000                44,900            59,900            74,900             89,900           104,900       119,800
       400,000                44,900            59,900            74,900             89,900           104,900       119,800
       450,000                44,900            59,900            74,900             89,900           104,900       119,800
       500,000                44,900            59,900            74,900             89,900           104,900       119,800

      A participant's annual pension payable as of normal retirement date will be equal to the following (subject to a minimum benefit level and to the freezing of benefits as described above): 1.1% of that portion of the Final Average Annual Compensation, up to the "Social Security Integration Amount" in effect for 1994, plus 1.4% of that portion of the Final Average Annual Compensation in excess of the Social Security Integration Amount, multiplied by the number of years of Credited Service. As a result of the benefit freeze, the Social Security Integration Amount, which is determined based on a participant's year of birth, has been frozen at the level that was applicable for each year of birth in 1994. The Social Security Integration Amount was $24,312 for a participant retiring in 1994 at age 65. For purposes of determining Final Average Annual Compensation, salary, overtime and sales commissions are included. For each of the Named Executives covered by the Retirement Plan, such compensation for fiscal 1993 is equal to the compensation disclosed in the "Salary" column in the Summary Compensation Table. Because of the freeze implemented in January 1994, compensation during 1994 or subsequent years will not be used to determine Final Average Annual Compensation for the Named Executives. The table above assumes that benefits are payable for life from normal retirement date (age 65) and are computed on a straight life basis. The benefits payable are not subject to any deduction for Social Security or other offset amounts.

      Since January 31, 1994, the Final Average Annual Compensation and the estimated years of Credited Service for each of the Named Executives have been as follows: Mr. Atchison -- $138,524; 18 years 2 months; and Mr. Talcott -- $130,706; 19 years 3 months. Messrs. Bramson, McKibben and Cooper are not participants in the Retirement Plan. In addition to the estimated benefits payable shown in the table above, Mr. Talcott is eligible to receive $15,140 per year upon retirement at normal retirement age under the terms of the Ampex Corporation Supplemental Retirement Income Plan, which was terminated as of December 31, 1987. No other Named Executives are eligible to participate in this plan.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

NOTE: THE FOLLOWING SECTION OF THIS PROXY STATEMENT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, NOTWITHSTANDING ANY INCORPORATION BY REFERENCE OF ANY OTHER PORTIONS OF THIS PROXY STATEMENT.


      Compensation for the Company's executive officers for fiscal 2000 was determined by the Compensation Committee of the Board of Directors (with Mr. Bramson abstaining from decisions with respect to his own compensation). The Compensation Committee (the "Committee") has provided the following report with respect to the compensation of executive officers for fiscal 2000.

OVERVIEW

      The Company believes that the compensation of all employees, including executive officers, must be sufficient to attract and retain highly qualified personnel and must align compensation with the Company's short-term and long-term business strategies and performance goals. In the case of executive officers, it must also provide meaningful incentives for measurably superior performance. To ensure that its compensation practices remain competitive, the Company regularly compares its compensation policies with those of other similar companies.

      The Company's compensation philosophy for executive officers is to pay above-average total compensation when superior performance is achieved, both by the Company and the individual executive. In recent years, because of the Company's financial situation and its cash requirements, superior performance for the Company has been equated with achieving certain levels of sales, operating cash flow, profit and other indicators of financial performance. Superior performance by an individual is measured according to a variety of objective and subjective factors. Based on available data reviewed by the Company, the Company believes that the base salary of its chief executive officer is significantly below the median salary for comparable positions with other companies in the electronics and other technology industries. Aggregate base salaries for the Company's other executive officers as a group are below average for comparable positions in other high-technology companies. If superior performance is achieved both by the Company and the individual, the base salary plus cash bonuses will compensate an executive at above-average levels. If the Company does not achieve financial targets and/or individual performance is not superior, total compensation will be below comparable average total compensation levels.

COMPONENTS OF EXECUTIVE COMPENSATION

      The Company provides several different types of compensation for its executive officers in order to achieve its goals of encouraging technological innovation, fostering teamwork and enhancing the loyalty of valuable employees. The Committee believes that the achievement of these goals will ultimately enhance stockholder value. The components of executive compensation are as follows:

      SALARY. The Committee establishes base salaries for its executive officers by reviewing salaries and annual bonuses for comparable positions with other companies. Salary increases are granted from time to time based on both individual performance and on the Company's ability to pay such increases.

      CASH INCENTIVE PLANS. In 1998, 1999 and 2000, the Company paid its executive officers cash bonuses under cash incentive plans based on the financial performance of the Company and on their individual performance.

      1992 STOCK INCENTIVE PLAN. The Company's 1992 Stock Incentive Plan (the "Stock Incentive Plan") provides for the granting of stock options and stock appreciation rights with respect to the Company's Class A Stock to directors, executive officers and other employees and service providers. Grants under the Stock Incentive Plan during 2000 to executive officers are described above in "Compensation of Executive Officers -- Option/SAR Grants." The purpose of the Stock Incentive Plan is to provide additional incentives for participants to maximize stockholder value. Through the Stock Incentive Plan, the long-range interests of employees are aligned with the interests of the stockholders of the Company as these employees build an ownership interest in the Company. In fiscal 1996, the Stock Incentive Plan was amended to conform to regulations adopted by the SEC under Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"). As so amended, the Stock Incentive Plan provides that, except with respect to non-employee directors, all decisions with respect to officers and directors subject to Section 16 of the 1934 Act shall be made by a Committee that is composed solely of two or more non-employee directors. All decisions with regard to awards to any non-employee directors shall be made by the Company's Board of Directors, without the participation or vote of such non-employee director. During fiscal 2000, the Stock Incentive Plan Committee of the Board, which is composed solely of non-employee directors, made all decisions with respect to options granted under the Stock Incentive Plan to executive officers of the Company.

      2000 STOCK BONUS PLAN. The Company's 2000 Stock Bonus Plan (the "Stock Bonus Plan") provides for the issuance of shares of Class A Stock as stock bonuses or direct stock purchase rights to directors, executive officers and other key employees, and to certain consultants, advisers and service providers. The primary purposes of the Stock Bonus Plan are to permit the Company to pay non-cash, equity compensation to eligible individuals for services provided to the Company, and to encourage continued service with the Company and the achievement of certain performance objectives by such individuals. The Committee believes that the Stock Bonus Plan enables the Company to attract and retain highly qualified employees in its core businesses, align the long-range interests of key employees with the interests of the Company's stockholders, and conserve cash that might otherwise be required to pay compensation to eligible individuals. There were no grants under the Stock Bonus Plan during fiscal 2000.

LIMITATION ON DEDUCTIBILITY OF CERTAIN COMPENSATION

      The Internal Revenue Code was amended in 1993 to add Section 162(m), which limits the deductibility, for income tax purposes, of certain executive compensation in excess of $1,000,000 for any individual Named Executive in a single tax year. Based on the current compensation of its Named Executives, the Company does not believe that Section 162(m) will have any impact on the Company in the near term. Accordingly, the Company has not yet established a general policy regarding potential changes in its compensation programs to address the possible impact of Section 162(m). However, during 1994 the Stock Incentive Plan was amended to minimize the effect of Section 162(m) on compensation under the Plan.

FISCAL 2000 COMPENSATION

      COMPENSATION OF CHIEF EXECUTIVE OFFICER; RELATIONSHIP TO COMPANY PERFORMANCE. For fiscal 2000, Edward J. Bramson, the Company's Chairman and Chief Executive Officer, received a salary of $165,008 for his services to the Company and its subsidiaries. The Compensation Committee had initially set his salary at $175,000 for 2000. However, Mr. Bramson offered to reduce his salary by $10,000 in order to make funds available for bonuses to other employees. As indicated above, the Committee believes that Mr. Bramson's base salary is significantly below the median salary for chief executive officers with other companies in the electronics and other technology industries. Mr. Bramson did not receive any options under the Stock Incentive Plan during fiscal 2000, 1999 and 1998.

      The value of Mr. Bramson's stock options (as well as the value of shares that he and his affiliates own) is directly related to the performance of the Company, as measured by the price of its Class A Stock. The salary component of Mr. Bramson's compensation for fiscal 2000 was a fixed amount and accordingly did not have any particular relationship to the Company's performance. However, the Committee believes that Mr. Bramson's contributions to the Company during 2000 amply justified his salary. In the future, Mr. Bramson's compensation package may include eligibility for cash bonuses, the payment of which will be tied to both individual and Company performance.

      COMPENSATION OF OTHER EXECUTIVE OFFICERS. The compensation of other executive officers for fiscal 2000 was determined by the Compensation Committee in accordance with the general principles described above. Salary levels remain substantially unchanged from 1999 levels, and were below average for comparable positions with other high technology companies. For the reasons indicated below, the Committee concluded that cash bonuses for fiscal 2000 to all executive officers except Mr. Bramson were appropriate. The bonuses ranged in amount from $18,000 to $80,000 and totaled $486,761for the Company's four executive officers other than Mr. Bramson. Of this amount, $346,761 was paid based on the accomplishment of specific objectives by individual officers, or the achievement of specific financial performance levels by the Company. A substantial portion of bonuses paid for 2000 was allocated to executives by Mr. Bramson in accordance with authority delegated to him by the Committee, and the remainder was approved by the Committee, in its discretion, after review of recommendations made by Mr. Bramson. In making the decision to pay discretionary bonuses for fiscal 2000, the Committee considered the contributions made by each officer in his particular area of responsibility.

      Except for options granted pursuant to the exchange program described below, the Stock Incentive Plan Committee did not grant any options under the Plan to the named executive officers. See "Option/SAR Grants in Fiscal 2000," above.

                             COMPENSATION COMMITTEE

                             Peter Slusser, Chairman
                             Edward J. Bramson
                             Douglas T. McClure, Jr.
                             William A. Stoltzfus, Jr.

                            COMPANY PERFORMANCE GRAPH

NOTE: THE FOLLOWING SECTION OF THIS PROXY STATEMENT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, NOTWITHSTANDING ANY INCORPORATION BY REFERENCE OF ANY OTHER PORTIONS OF THIS PROXY STATEMENT.

      The following chart compares the stock price performance of the Company from December 31, 1995 through December 31, 2000 to that of the companies included in the S&P 500 Index and the companies included in the S&P High Technology Composite Index.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                     AMONG AMPEX CORPORATION, S&P 500 INDEX
                     AND S&P HIGH TECHNOLOGY COMPOSITE INDEX
                FROM DECEMBER 31, 1995 THROUGH DECEMBER 31, 2000*




















                                                            DECEMBER 31
                  -------------------------------------------------------------------------------------------------

                  1995              1996            1997             1998                 1999            2000
                  ----              ----            ----             ----                 ----            ----

Ampex          $  100.00          $ 234.38        $  59.38         $  26.56             $ 135.94         $  9.38
S&P 500           100.00            122.96          163.98           210.85               255.21          231.98
S&P HTCI          100.00            141.87          178.89           309.44               541.92          325.42


* Assumes $100 invested in Class A Stock, the S&P 500 Index and the S&P High Technology Composite Index on December 31, 1995. Data with respect to returns for the S&P indices is not readily available for periods shorter than one month. Total return is calculated for the S&P indices assuming reinvestment of dividends. The Company has not paid any dividends.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      From January 1, 2000 to the present, there have been no transactions involving more than $60,000 in which the Company or any of its subsidiaries was a party and in which any executive officer, director, beneficial owner of more than 5% of any class of the Company's voting securities, or member of the immediate family of any of the foregoing persons, had a material interest, except as indicated in "Compensation of Executive Officers," above, and as follows:

      The Company currently holds a promissory note issued by Sherborne Investments Corporation ("SIC"), a corporation controlled by the Company's Chief Executive Officer, Edward J. Bramson. The note bears interest at 7.96%, matures in January 2005 and is secured by a pledge of 1,300,000 shares of Class A Stock. The largest amount outstanding under the note during 2000 was $1,779,050, which was the amount outstanding as of March 31, 2001. Accrued interest on the note from January 1, 2000 through December 31, 2000, which amounted to $141,612, was paid in cash in 2000.

      In November 2000, SIC assumed Mr. Bramson's obligation under another note payable to the Company, which was secured by a pledge of 400,000 shares of the Company's Class A Stock held by Mr. Bramson. In connection with its assumption of the debt represented by this note, SIC issued a new note to the Company, and Mr. Bramson transferred the pledged shares to SIC, with the Company's consent. The note issued by SIC bears interest at the rate of 6.34%, matures in October 2007, and is secured by a pledge of the 400,000 shares transferred to SIC. The largest aggregate amount outstanding under the note during 2000 was $1,015,000.50, which was the amount outstanding on March 31, 200l. Mr. Bramson paid $73,234 of interest, in cash, on this note in 2000.

      The Company also holds a secured promissory note issued by SH Securities Co., LLC ("SHSC"), a limited liability company controlled by Mr. Bramson. This note bears interest at the rate of 5.74%, matures in October 2008, and is secured by a pledge of 400,000 shares of Class A Stock held by SHSC, which are the sole significant assets of SHSC. In recognition of Mr. Bramson's contributions to the Company, the Board of Directors agreed to reduce the principal amount of this note by $176,000 each year, and to forgive the accrued interest payable on each interest payment date, commencing in 1998 and ending on the maturity date of the note in 2008. On behalf of the Company, the Board subsequently requested Mr. Bramson and SHSC to consent to eliminating the annual principal reductions, effective with the principal reduction scheduled for October 2000. The interest forgiveness will continue on each interest payment date until the final maturity of the note. In consideration of Mr. Bramson's and SHSC's agreement to terminate the scheduled principal reductions, the Company agreed to convert the note to a non-recourse obligation of SHSC. In October 2000, $106,075.20 of interest on the note was forgiven. The largest amount outstanding under this note during 2000 was $1,848,000.

      In November 2000, the Company entered into an agreement with Slusser Associates, Inc., a corporation controlled by the Company's director, Peter Slusser. Under this agreement, Slusser Associates, Inc. will provide financial advisory services to the Company in connection with its proposed sale of its subsidiary, Data Systems. Upon the sale of Data Systems, the Company has agreed to pay Slusser Associates, Inc. a fee equal to between 1% and 2% of the Transaction Value (as defined in the agreement), subject to a minimum fee of $100,000. No such fees were paid during fiscal 2000 or, as of the date of this Proxy Statement, during fiscal 2001. In addition, the Company has agreed to pay certain bonus compensation to each of the executive officers named above under "Compensation of Executive Officers" upon the sale of Data Systems. The Company has not yet entered into any proposed transaction to sell Data Systems and, accordingly, cannot predict the proceeds to be received in any such sale or the amount of any such bonus compensation which may become payable.

                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

      The Company anticipates that its 2002 Annual Meeting of Stockholders will be held on or about May 24, 2002. Under SEC regulations, the deadline for submitting stockholder proposals for inclusion in the Company's Proxy Statement and proxy relating to its 2002 Annual Meeting of Stockholders is December 28, 2001. Under the Company's By-Laws, stockholder proposals submitted after December 28, 2001 must be received by the Company between March 3 and March 23, 2002 in order to be considered at the 2002 Annual Meeting.

                                 OTHER BUSINESS

      The Board does not presently intend to bring any other business before the Meeting and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the accompanying Notice of Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in accordance with the judgment of the persons voting such proxies.

                           ANNUAL REPORT ON FORM 10-K

      THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2000 FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. THE COMPANY DOES NOT UNDERTAKE TO FURNISH WITHOUT CHARGE COPIES OF ALL EXHIBITS TO ITS FORM 10-K, BUT WILL FURNISH ANY EXHIBIT UPON THE PAYMENT OF A CHARGE EQUAL TO THE COMPANY'S COSTS OF COPYING AND MAILING ANY SUCH EXHIBITS. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO MS. KAREN DEXTER, DIRECTOR OF INVESTOR RELATIONS, AMPEX CORPORATION, 500 BROADWAY, MAIL STOP 1101, REDWOOD CITY, CALIFORNIA 94063. EACH SUCH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF THE CLOSE OF BUSINESS ON APRIL 9, 2001, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THE MEETING.

                                    By Order of the Board of Directors


                                    /s/ Edward J. Bramson
                                    Edward J. Bramson
                                    CHAIRMAN

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                        ANNEX A



                                AMPEX CORPORATION

                             AUDIT COMMITTEE CHARTER

                                  JUNE 9, 2000




I.  PURPOSE

      The Audit Committee (the "Committee") shall assist the Board of Directors (the "Board") of Ampex Corporation (the "Company") in fulfilling the Board's responsibilities for oversight of the Company's financial reporting process. The Committee shall review: the Company's financial reports and other financial information; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should provide an open avenue of communication among the Company's independent accountants, management and the Board.

II.  COMPOSITION

      The Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall be an Independent (as defined below) director. Notwithstanding the foregoing, the Board may appoint not more than one director who is not Independent, PROVIDED that (i) the Board, under exceptional and limited circumstances, determines that such individual's membership on the Committee is required by the best interests of the Company and its stockholders,
(ii) the Board discloses, in the Company's next annual Proxy Statement subsequent to such determination, the nature of the relationship and the reasons for its determination, and (iii) such individual is not a current employee of the Company or an immediate family member of an employee of the Company.

      Each Committee member must have a working familiarity with basic finance and accounting practices, and must, at the time of appointment to the Committee or within a reasonable period of time thereafter, be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. At least one Committee member must have had prior employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which resulted in the individual's financial sophistication, including service as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. As used herein, an "Independent" director shall mean a director who is not an officer of the Company and who, in the Board's opinion, is free of any relationship that would interfere with the exercise of his or her independent judgment as a member of the Committee. The following persons shall not be deemed to be Independent:

      (a) a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

      (b) a director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the Company's previous fiscal year, other than compensation for Board service, benefits under a tax-qualified plan, or non-discretionary compensation;

      (c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in- law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

      (d) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceeded the greater of 5% of either entity's consolidated gross revenues for that year, or $200,000 in any of the past three years; or

      (e) a director who is employed as an executive of another entity on whose compensation committee any of the Company's other executives serve.

      The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board, and shall serve for one year until the next annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee may ask members of management, the independent accountants or others to attend meetings and provide pertinent information, as necessary. As part of its job to foster open communication, the Committee should meet at least annually with management and the Company's independent accountants in separate executive sessions to discuss any matters that the Committee or either of these groups believes should be discussed privately. A meeting shall also be convened promptly upon request of management or the independent accountants when either deems such a meeting to be appropriate.

IV.  RESPONSIBILITIES AND DUTIES

      To fulfill its responsibilities and duties the Audit Committee shall:

      A. REVIEW DOCUMENTS AND REPORTS

            1. Review and reassess the adequacy of this Charter at least annually, and update as circumstances dictate.

            2. Review and discuss with management and the independent accountants the Company's annual and quarterly financial statements, and its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q before filing with the Securities and Exchange Commission (the "SEC").

            3. Based on the review and discussion referred to in Sections IV.A.2, IV.B.1 and IV.B.6 hereof, prepare a recommendation to the Board as to whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the most recent fiscal year for filing with the SEC.

      B. INDEPENDENT ACCOUNTANTS

            1. Recommend to the Board the selection of the Company's independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should request and ensure receipt from the independent accountants of a formal written statement delineating all relationships between the independent accountants and the Company, and should review and discuss with the independent accountants and the Board all significant relationships the accountants have with the Company to determine the accountants' objectivity and independence.

            2. Evaluate the performance of the independent accountants generally, including the scope of audit efforts to assure completeness of coverage, reduction of redundant efforts and effective use of audit efforts. Recommend replacement of the independent accountants when circumstances warrant.

            3. Periodically consult with the independent accountants out of the presence of management about internal controls (including computerized information system controls and security) and the fullness and accuracy of the Company's financial statements.

            4. Advise the independent accountants that they are ultimately accountable to the Board and the Committee, as the stockholders' representatives, and that the Board and the Committee have the ultimate authority and responsibility to select, evaluate and, when appropriate, replace the independent accountants.

            5. Review and discuss with the independent accountants any other matters required to be discussed by SAS 61, as in effect from time to time.

      C. FINANCIAL REPORTING PROCESSES

            1. In consultation with the independent accountants and management, review the integrity of the Company's financial reporting processes, both internal and external, including the methods used to account for significant or unusual transactions.

            2. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles and financial disclosure practices in its financial reporting. Inquire as to the independent accountants' view as to whether management's choices of accounting principles are conservative, moderate or aggressive with respect to the recognition of income and assets and liabilities, off-balance sheet financing, accounting for equity investments and other areas in which significant accounting issues may exist and whether such principles are common or minority practices.

            3. Consider and review with management and the independent auditors any new accounting pronouncements and their impact on the Company's accounting procedures. Request management and the independent accountants to provide timely analyses of significant current financial reporting issues and practices.

            4. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices, as suggested by the independent accountants or management.

      D. PROCESS IMPROVEMENT

            1. Establish regular and separate systems of reporting to the Committee by management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

            2. Inquire of management and the independent accountants about significant risks or exposures, and assess the steps that management has taken to minimize such risk to the Company and its subsidiaries and affiliates.

            3. Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

            4. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

            5. Review with the independent accountants and management the extent to which any changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

            6. Report periodically to the Board on any significant results of the Committee's activities.


      E. ETHICAL AND LEGAL COMPLIANCE

            1. Ensure that the Company has a formal written code of conduct setting guidelines for acceptable business practices by its employees (the "Code of Conduct"), and that all of the Company's employees are informed of it.

            2. Evaluate whether management is setting the appropriate tone for employees by communicating the importance of the Code of Conduct.

            3. Discuss annually with the General Counsel and independent accountants the Company's system for, and the results of, monitoring compliance with the Code of Conduct.

            4. Ensure that management has the proper review system in place to provide reasonable assurance that the Company's financial statements, reports and other financial information satisfy legal requirements.

            5. Review with the Company's counsel any legal or regulatory matters that could have a significant impact on the Company's financial statements or compliance policies, and any reports received from regulators or other governmental authorities relating to such matters.

            6. Prepare an annual written report of the Committee to the Board and the Company's stockholders with respect to actions taken by the Committee pursuant to this Charter.

            7. Perform any other activities consistent with this Charter, the Company's By-laws and applicable law, as the Committee or the Board deems necessary or appropriate.

                                AMPEX CORPORATION

                           CLASS A COMMON STOCK PROXY

               FOR ANNUAL MEETING OF STOCKHOLDERS ON JUNE 1, 2001


      The undersigned hereby appoints Edward J. Bramson and Craig L. McKibben, or either of them, each with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders of AMPEX CORPORATION to be held at the Westin St. Francis Hotel, 335 Powell Street, San Francisco, California on June 1, 2001 at 9:00 a.m., and any adjournments thereof, and to vote the number of shares of the CLASS A COMMON STOCK OF AMPEX CORPORATION that the undersigned would be entitled to vote if personally present.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMPEX CORPORATION. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION NAMED ON THE REVERSE AND FOR PROPOSAL 2.

      IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION AND BY APPLICABLE STATE LAWS (INCLUDING MATTERS THAT THE PROXY HOLDERS DO NOT KNOW, A REASONABLE TIME BEFORE THIS SOLICITATION, ARE TO BE PRESENTED).


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                   PROXY CARD

                         PLEASE DATE, SIGN AND MAIL YOUR
                       PROXY CARD BACK AS SOON AS POSSIBLE

                         ANNUAL MEETING OF STOCKHOLDERS
                                AMPEX CORPORATION

                                  JUNE 1, 2001

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDE

     PLEASE MARK YOUR VOTES
[X]  AS IN THIS EXAMPLE

                   FOR the nominee   WITHHOLD Authority to vote for
                   listed at right   the nominee at right

1.   ELECTION OF            [ ]        [ ]   NOMINEE:  EDWARD J. BRAMSON
     CLASS I
     DIRECTORS              [ ]        [ ]   NOMINEE:  WILLIAM A. STOLTZFUS, JR.

                                             FOR        AGAINST        ABSTAIN
2.   PROPOSAL TO RATIFY THE SELECTION        [ ]          [ ]            [ ]
     OF PRICEWATERHOUSECOOPERS LLP
     AS INDEPENDENT PUBLIC ACCOUNTANTS
     FOR THE 2001 FISCAL YEAR

                                                   I PLAN TO ATTEND MEETING  [ ]

The undersigned acknowledges receipt of (a) the Notice of 2001 Annual Meeting of Stockholders, (b) the accompanying Proxy Statement and (c) the Company's 2000 Annual Report.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES


SIGNATURE____________ DATE _____, 2001  SIGNATURE____________ DATE____, 2001
                                    Signature if held jointly

PROXY INSTRUCTIONS:

1. Please sign exactly as the name or names appear on your stock certificate (as indicated hereon).
2. If the shares are issued in the name of two or more persons, all of them must sign the proxy.
3. A proxy executed by a corporation must be signed in its name by an authorized officer.
4. Executors, administrators, trustees and partners should indicate their capacity when signing.